                                                                 Exhibit 10.9

                        Incentive Stock Option Agreement
                             under the Natrol, Inc.
                        1996 Stock Option and Grant Plan

Name of Optionee:                   Laura Moore

No./Class of Option Shares:         50 Shares of Common Stock

Grant Date:                         April 8, 1998

Expiration Date:                    April 8, 2008

Option Exercise Price/Share:        $1040

      Pursuant to the Natrol, Inc. 1996 Stock Option and Grant Plan, as amended (the "Plan"), Natrol, Inc., a Delaware corporation (together with all successors thereto, the "Company"), hereby grants to the person named above (the "Optionee"), who is an officer or full-time employee of the Company or any of its subsidiaries, an option (the "Stock Option") to purchase on or prior to the expiration date specified above, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares"), at the per share option exercise price specified above, subject to the terms and conditions set forth in this Incentive Stock Option Agreement (the "Agreement") and in the Plan. This Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") to the extent permitted by applicable law. To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

      1.    Vesting and Exercisability.

            (a) No portion of this Stock Option may be exercised until such portion shall have vested.

            (b) Except as set forth below and in Section 6, and subject to the determination of the Compensation Committee of the Board of Directors of the Company or the Board of Directors of the Company, as applicable (the "Committee"), in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the respective dates indicated:


       Incremental/Aggregate Number
       Of Option Shares Exercisable*            Vesting Date
       -----------------------------            ------------
                   10/10                        April 8, 1999
                   10/20                        April 8, 2000
                   10/30                        April 8, 2001
                   10/40                        April 8, 2002
                   10/50                        April 8, 2003


      Notwithstanding the foregoing, as of the effective date of any Sale Event (as defined in Section 6), one half of each annual tranche of the Option Shares listed above, i.e. 5 Shares per tranche (subject to adjustment as set forth in Section 5), which is then unvested shall vest and be deemed vested. Further, notwithstanding anything herein to the contrary but without limitation of
Section 6, in the event that this Stock Option is assumed or continued by the Company in the sole discretion of the parties to a Sale Event and thereafter remains in effect

----------
   *  Subject to Section 5.

following such Sale Event as contemplated by Section 6, then this Stock Option shall be deemed vested and exercisable in full upon the date on which the Optionee's employment with the Company and its subsidiaries or successor entity terminates if (i) such termination occurs within eighteen (18) months of such Sale Event and (ii) such termination is by the Company without Cause (as defined in the Plan as in effect on the date hereof) or by the Optionee for Good Reason (as defined in the Plan as in effect on the date hereof), subject, however, to the following sentence. Notwithstanding the foregoing, in the event that the Company receives written advice from its independent public accountants in connection with any transaction constituting a Sale Event to the effect that vesting of this Stock Option under the circumstances contemplated by the preceding sentence would preclude or otherwise adversely affect the ability of the Company or any other party to such transaction to account for the same as a "pooling of interests" within the meaning of APB No. 16 (or any successor provision), which transaction would otherwise qualify for such accounting treatment, then vesting of this Stock Option shall not accelerate on a subsequent termination of the Optionee's employment within 18 months following a Sale Event as contemplated by the preceding sentence.

            (c) In the event that the Optionee's Service Relationship (as hereinafter defined) with the Company and its subsidiaries terminates for any reason or under any circumstances, including the Optionee's resignation, retirement or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option shall no longer vest or become exercisable with respect to any Option Shares not vested (or which do not vest) as of the date of such termination from and after the date of such termination, and this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on such date of such termination, until the Expiration Date contemplated by Section 1(d), except as the Committee may otherwise determine. For purposes hereof, a "Service Relationship" shall mean any relationship as an employee, part-time employee or consultant of the Company or any subsidiary of the Company such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Optionee's status changes from full-time employee to part-time employee or consultant.

            (d) Once any portion of this Stock Option becomes vested and exercisable, it shall continue to be exercisable by the Optionee or his or her successors as contemplated herein at any time or times prior to the earlier of
(i) the date which is twelve months following the date on which the Optionee's Service Relationship with the Company and its subsidiaries terminates due to death or disability (as defined in Section 422(c)(6) of the Code) or for 90 days following the date on which the Optionee's Service Relationship with the Company terminates if the termination is due to any other reason or (ii) April 8, 2008, subject to the provisions hereof, including, without limitation, Section 6 hereof which provides for the termination of unexercised options upon completion of certain transactions as described therein (the earliest to occur of such dates being referred to as the "Expiration Date"). The Committee shall have sole discretion to determine the reason for the termination of the Optionee's Service Relationship with the Company and its subsidiaries.

            (e) It is understood and intended that this Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Option Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Option Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment (or twelve months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Option Shares within either of these periods, he or she will notify the Company within thirty (30) days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate exercise price in excess of $100,000 vest in any year, such options will not qualify as incentive stock options.

      2.    Exercise of Stock Option.

            (a) The Optionee may exercise only vested portions of this Stock Option and only in the following manner: Prior to the Expiration Date (subject to Section 6), the Optionee may deliver a Stock Option Exercise Notice (an "Exercise Notice") in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option has vested at the time of such notice. Such notice shall specify the number of Option Shares to be purchased.

      Payment of the purchase price for the Option Shares may be made by one or more (if applicable) of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; or (ii) if the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public has occurred, then (A) through the delivery (or attestation to ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that have been held by the Optionee for at least six months and are not subject to restrictions under any plan of the Company, (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii)(A) and
(ii)(B) above. Payment instruments will be received subject to collection.

            (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Option Shares, subject to the terms of this Agreement.

            (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date, including such date as is contemplated by Section 6 hereof.

      3. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

      4. Transferability. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. This Stock Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's guardian or personal representative in the event of the Optionee's incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the personal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

      5. Adjustment Upon Changes in Capitalization. The shares of stock covered by this Stock Option are shares of Common Stock of the Company. Subject to
Section 6 hereof, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or subsidiary thereof), whether through merger or consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right, subject to Section 6, to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment, all references herein to Common Stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Stock Option and all references to the Company shall be deemed to refer to the issuer of such security. Adjustments under this Section 5 shall be determined by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.

      6. Effect of Certain Transactions. In the case of (a) the dissolution or liquidation of the Company, (b) the sale of all or substantially all of the assets of the Company on a consolidated basis to an another person or entity, (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (d) the sale of all of the outstanding stock of the Company to an unrelated person or entity or (e) any other transaction where the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Sale Event"), this Stock Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption or continuation by the Company of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in
Section 5 of this Agreement. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof at least fifteen (15) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Stock Option which is or becomes vested as of such effective date (as contemplated by Section 1(b)), but after such effective date, the Optionee may not exercise this Stock Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

      7. Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. For purposes of this
Section 7 "Fair Market Value" on any given date means the last reported sale price at which Common Stock is traded on such date or, if no Common Stock is traded on such date, the next preceding date on which Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Common Stock is traded or admitted to trading. The Optionee acknowledges and agrees that the Company or any subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

      8. Company's Right of Repurchase.

            (a) Right of Repurchase. The Company shall have the right (the "Repurchase Right") to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the greater of the option exercise price or the fair market value of the shares, determined as provided in Section 8(c). The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

      If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 and
Section 9 hereof.

            (b) Company's Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

                  (i) The termination of the Optionee's Service Relationship with the Company and its subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily; or

                  (ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date and (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

            (c) Determination of Fair Market Value. The fair market value of the Option Shares shall be, for purposes of this Section 8, determined as of the date of the Repurchase Event by an appraiser, investment banker or other entity reasonably acceptable to both the Company and the Optionee.

            (d) Expiration of Company's Repurchase Right. The Repurchase Right shall remain in effect until the closing of the first public offering of the Company's equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded (an "Initial Public Offering").

      9. Company's Right of First Refusal.

            (a) Exercise of Right. If the Company does not elect to purchase any Option Shares within the period specified in Section 8(a) and thereafter the Optionee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter notice.

            (b) Sale of Option Shares to Offeror. The Optionee may, for 60 days after the expiration of the 10-day option period as set forth in Section 9(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 9.

            (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

            (d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 9, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 9.

            (e) Expiration of Company's Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

      10. Miscellaneous Provisions.

            (a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

            (b) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (d) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

            (e) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

            (f) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

            (g) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

            (h) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: April 8, 1998

                                    NATROL, INC.


                                    By: ---------------------------------
                                        Name: Elliott Balbert
                                        Title: President

                              Address:  Natrol, Inc.
                                        Attention: President
                                        21411 Prairie Street
                                        Chatsworth, CA 91311

      The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:                              OPTIONEE:


                                    -------------------------------------

SPOUSE'S CONSENT
I acknowledge that I have read the
foregoing Incentive Stock Option Agreement and understand the contents thereof.


------------------------------------


                                    Optionee's Address:

                                    -------------------------------------

                                    -------------------------------------

                                    DESIGNATED BENEFICIARY:

                                    -------------------------------------

                                    Beneficiary's Address:

                                    -------------------------------------

                                    -------------------------------------

                                   Appendix A

                          STOCK OPTION EXERCISE NOTICE

Natrol, Inc.
Attention: Chief Financial Officer
21411 Prairie Street
Chatsworth, CA 91311

Dear Sirs:

      Pursuant to the terms of my stock option agreement dated __________ (the "Agreement") under the Natrol, Inc. 1996 Stock Option and Grant Plan, I, [Insert Name] ________________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Option Shares] _______ option shares. I have chosen the following form(s) of payment:

            [ ]   1.    Cash
            [ ]   2.    [Certified or Bank] Check payable to Natrol, Inc.
            [ ]   3.    Other (as described in the Agreement (please describe))
                        ---------.

                                    Sincerely yours,


                                    -------------------------------------
                                    Please Print Name: